CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated June 21, 2021, relating to the financial statements of Specificity, Inc., as of December 31, 2020 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

September 30, 2021